DraftKings Reports First Quarter Revenue Growth of 53% to $1,175 million; Raises 2024 Revenue Guidance Midpoint to $4.9 Billion and 2024 Adjusted EBITDA Guidance Midpoint to $500 Million

Boston, MA – May 2, 2024 — DraftKings Inc. (Nasdaq: DKNG) (“DraftKings” or the “Company”) today announced its first quarter 2024 financial results. The Company also posted a first quarter 2024 business update and an earnings presentation on the Investor Relations section of its website at investors.draftkings.com.

First Quarter 2024 Highlights
For the three months ended March 31, 2024, DraftKings reported revenue of $1,175 million, an increase of $405 million, or 53%, compared to $770 million during the same period in 2023. The increase in the Company’s first quarter 2024 revenue was driven primarily by continued healthy customer engagement, efficient acquisition of new customers, the expansion of the Company’s Sportsbook product offering into new jurisdictions, higher structural sportsbook hold percentage, and improved promotional reinvestment for Sportsbook and iGaming.

“DraftKings’ performance in the first quarter of 2024 was outstanding, reflecting healthy revenue growth and a scaled fixed cost structure that positions us to drive rapidly improving Adjusted EBITDA,” said Jason Robins, DraftKings’ Chief Executive Officer and Co-founder. “We successfully launched our online sportsbook in Vermont and North Carolina with highly efficient customer acquisition. Looking ahead, we remain committed to maximizing shareholder value through continued innovation, operational excellence and disciplined capital allocation.”

“We are raising the midpoint of our fiscal year 2024 revenue guidance to $4.9 billion from $4.775 billion and the midpoint of our Adjusted EBITDA guidance to $500 million from $460 million as a result of our excellent first quarter results and improved outlook on customer acquisition and engagement for the rest of 2024,” said Alan Ellingson, DraftKings’ Chief Financial Officer. “We expect Adjusted EBITDA Flow-through Percentage to exceed 50% for fiscal year 2024 as we expand our gross margin and exert discipline on our cost structure, while simultaneously investing in promotions and marketing in accordance with our LTV to CAC targets.”

Continued Healthy Growth in Customer Retention, Acquisition, and Engagement
•Monthly Unique Payers (“MUPs”) increased to 3.4 million average monthly unique paying customers in the first quarter of 2024, representing an increase of 23% compared to the first quarter of 2023. This increase reflects strong unique player acquisition and retention across DraftKings’ Sportsbook and iGaming products as well as the expansion of its Sportsbook product into new jurisdictions.

•Average Revenue per MUP (“ARPMUP”) was $114 in the first quarter of 2024, representing a 25% increase compared to the same period in 2023. This increase was primarily due to an increase in the Company’s structural sportsbook hold percentage and improved promotional reinvestment for Sportsbook and iGaming.

•Detailed financial data and other information for the first quarter of 2024 is available in the financial statements set forth below under the caption “Financial Results.”

Raising Fiscal Year 2024 Revenue and Adjusted EBITDA Guidance
•DraftKings is raising its fiscal year 2024 revenue guidance to a range of $4.8 billion to $5.0 billion from the range of $4.65 billion to $4.90 billion, which the Company previously announced on February 15, 2024. The Company’s updated 2024 revenue guidance range equates to year-over-year growth of 31% to 36%.

•DraftKings is also increasing its fiscal year 2024 Adjusted EBITDA guidance. The Company now expects fiscal year 2024 Adjusted EBITDA of between $460 million and $540 million compared to its prior fiscal year 2024 Adjusted EBITDA guidance of between $410 million and $510 million, which the Company previously announced on February 15, 2024.

•The Company’s revenue and Adjusted EBITDA guidance for fiscal year 2024 includes only its existing jurisdictions.

•DraftKings’ revenue and Adjusted EBITDA guidance for fiscal year 2024 excludes the estimated impact of the Company’s proposed acquisition of Jackpocket, which DraftKings will incorporate into its guidance following the consummation of the proposed acquisition.

Mobile Sports Betting and iGaming Footprint
•Following the launch of its Sportsbook product in North Carolina on March 11, 2024, DraftKings is live with mobile sports betting in 25 states that collectively represent approximately 49% of the U.S. population.

•DraftKings is also live with iGaming in 5 states, representing approximately 11% of the U.S. population.

•DraftKings is live with its Sportsbook and iGaming products in Ontario, Canada, which represents approximately 40% of Canada’s population.

•DraftKings expects to launch its Sportsbook product in Puerto Rico pending market access, licensure, regulatory approvals, and contractual approvals where applicable.

•To date in 2024, 9 jurisdictions that collectively represent approximately 11% of the U.S. population have either introduced legislation to legalize mobile sports betting or introduced a bill that may result in a mobile sports betting referendum during an upcoming election. In addition, 5 jurisdictions that collectively represent approximately 12% of the U.S. population have either introduced legislation to legalize iGaming or introduced a bill that may result in an iGaming referendum during an upcoming election.

Webcast and Conference Call Details
As previously announced, DraftKings will host a conference call and audio webcast tomorrow, Friday, May 3, 2024, at 8:30 a.m. ET, during which management will discuss the Company’s results for the quarter and provide commentary on business performance. A question-and-answer session will follow the prepared remarks.

To listen to the audio webcast and live question and answer session, please visit DraftKings’ investor relations website at investors.draftkings.com. A live audio webcast of the earnings conference call will be available on the Company’s website at investors.draftkings.com, along with a copy of this press release, the Company’s Quarterly Report on Form 10-Q, a slide presentation and a first quarter 2024 business update. The audio webcast will be available on the Company’s investor relations website until 11:59 p.m. ET on June 30, 2024.

Financial Results
DraftKings’ first quarter 2024 financial results, as well as the financial results for the respective comparative periods, are presented below:

DRAFTKINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except par value)

	March 31, 2024
	(Unaudited)	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,192,662	$1,270,503
Restricted cash	12,454	11,700
Cash reserved for users	278,141	341,290
Receivables reserved for users	265,961	301,770
Accounts receivable	53,321	47,539
Prepaid expenses and other current assets	135,434	98,565
Total current assets	1,937,973	2,071,367
Property and equipment, net	59,797	60,695
Intangible assets, net	682,350	690,620
Goodwill	886,373	886,373
Operating lease right-of-use assets	90,554	93,985
Equity method investments	11,380	10,280
Deposits and other non-current assets	132,226	131,546
Total assets	$3,800,653	$3,944,866

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$605,880	$639,599
Liabilities to users	770,535	851,898
Operating lease liabilities, current portion	11,274	11,499
Other current liabilities	53,921	46,624
Total current liabilities	1,441,610	1,549,620
Convertible notes, net of issuance costs	1,254,408	1,253,760
Non-current operating lease liabilities	78,930	80,827
Warrant liabilities	35,485	63,568
Long-term income tax liability	71,283	72,810
Other long-term liabilities	87,958	83,975
Total liabilities	$2,969,674	$3,104,560
Commitments and contingent liabilities (Note 11)

Stockholders' equity:
Class A common stock, $0.0001 par value; 900,000 shares authorized as of March 31, 2024 and December 31, 2023; 488,750 and 484,598 shares issued and 476,067 and 472,697 outstanding as of March 31, 2024 and December 31, 2023, respectively	$46	$46
Class B common stock, $0.0001 par value; 900,000 shares authorized as of March 31, 2024 and December 31, 2023; 393,014 shares issued and outstanding as of March 31, 2024 and December 31, 2023	39	39
Treasury stock, at cost; 12,683 and 11,901 shares as of March 31, 2024 and December 31, 2023, respectively	(445,681)	(412,182)
Additional paid-in capital	7,316,598	7,149,858
Accumulated deficit	(6,076,511)	(5,933,943)
Accumulated other comprehensive income	36,488	36,488
Total stockholders’ equity	$830,979	$840,306
Total liabilities and stockholders’ equity	$3,800,653	$3,944,866

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in thousands, except loss per share data)

	Three months ended March 31,
	2024	2023
Revenue	$1,174,996	$769,652
Cost of revenue	710,069	521,740
Sales and marketing	340,699	389,133
Product and technology	88,815	88,088
General and administrative	174,251	160,476
Loss from operations	(138,838)	(389,785)
Other income (expense):
Interest income	15,067	11,795
Interest expense	(649)	(655)
Loss on remeasurement of warrant liabilities	(18,094)	(17,035)
Other (loss) gain, net	(735)	19
Loss before income tax (benefit) provision and (income) loss from equity method investment	(143,249)	(395,661)
Income tax (benefit) provision	(351)	1,368
(Income) loss from equity method investment	(330)	119
Net loss attributable to common stockholders	$(142,568)	$(397,148)

Loss per share attributable to common stockholders:
Basic and diluted	$(0.30)	$(0.87)

DRAFTKINGS INC.
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Amounts in thousands, except earnings (loss) per share data)

	Three months ended March 31,
	2024	2023
Adjusted EBITDA	$22,390	$(221,611)
Adjusted Earnings (Loss) Per Share	$0.03	$(0.51)

DRAFTKINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Three months ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net loss attributable to common shareholders	$(142,568)	$(397,148)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Depreciation and amortization	53,180	48,213
Non-cash interest expense, net	59	157
Stock-based compensation expense	93,535	117,400
Loss on remeasurement of warrant liabilities	18,094	17,035
(Gain) loss from equity method investment	(330)	119
Loss on marketable equity securities and other financial assets, net	—	136
Deferred income taxes	540	2,254
Other expenses, net	627	(2,726)
Change in operating assets and liabilities:
Receivables reserved for users	35,809	35,547
Accounts receivable	(5,782)	9,674
Prepaid expenses and other current assets	(29,572)	(10,069)
Deposits and other non-current assets	(202)	(3,464)
Operating leases, net	34	1,864
Accounts payable and accrued expenses	(14,341)	(6,292)
Liabilities to users	(81,363)	(15,717)
Long-term income tax liability	(1,527)	(620)
Other long-term liabilities	3,412	2,145
Net cash flows used in operating activities	$(70,395)	$(201,492)
Cash Flows from Investing Activities:
Purchases of property and equipment	(3,025)	(7,094)
Cash paid for internally developed software costs	(22,665)	(19,419)
Acquisition of gaming licenses	(11,594)	(1,362)
Other investing activities, net	(1,915)	311
Net cash flows used in investing activities	$(39,199)	$(27,564)
Cash Flow from Financing Activities:
Purchase of treasury stock	(33,499)	(27,358)
Proceeds from exercise of stock options	2,857	2,192
Net cash flows used in financing activities	$(30,642)	$(25,166)
Net decrease in cash and cash equivalents, restricted cash, and cash reserved for users	(140,236)	(254,222)
Cash and cash equivalents, restricted cash, and cash reserved for users at the beginning of period	1,623,493	1,778,825
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,483,257	$1,524,603

Disclosure of cash and cash equivalents, restricted cash, and cash reserved for users
Cash and cash equivalents	$1,192,662	$1,087,668
Restricted cash	12,454	—
Cash reserved for users	278,141	436,935
Cash and cash equivalents, restricted cash, and cash reserved for users at the end of period	$1,483,257	$1,524,603

Supplemental Disclosure of Noncash Investing and Financing Activities:
Investing activities included in accounts payable and accrued expenses	$688	$(679)
Decrease of warrant liabilities from cashless exercise of warrants	$46,181	$—
Supplemental Disclosure of Cash Activities:
Decrease in cash reserved for users	$(63,149)	$(32,718)
Cash paid for interest	$—	$—

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, Adjusted EBITDA Flow-through Percentage and Adjusted Earnings (Loss) Per Share, which are non-GAAP financial measures that DraftKings uses to supplement its results presented in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes Adjusted EBITDA, Adjusted EBITDA Flow-through Percentage and Adjusted Earnings (Loss) Per Share are useful in evaluating its operating performance, similar to measures reported by its publicly-listed U.S. competitors, and regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA, Adjusted EBITDA Flow-through Percentage and Adjusted Earnings (Loss) Per Share are not intended to be substitutes for any GAAP financial measures, and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

DraftKings defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense (net), income tax provision or benefit, and depreciation and amortization, and further adjusted for the following items: stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings defines and calculates Adjusted EBITDA Flow-through Percentage as the year-over-year change in Adjusted EBITDA divided by the year-over-year change in revenue.

DraftKings defines and calculates Adjusted Earnings (Loss) Per Share as basic and diluted loss per share attributable to common stockholders before the impact of amortization of acquired intangible assets; stock-based compensation; transaction-related costs; litigation, settlement and related costs; advocacy and other related legal expenses; gain or loss on remeasurement of warrant liabilities; and other non-recurring and non-operating costs or income, as described in the reconciliation below.

DraftKings includes these non-GAAP financial measures because they are used by management to evaluate the Company’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA, Adjusted EBITDA Flow-through Percentage and Adjusted Earnings (Loss) Per Share exclude certain expenses that are required in accordance with GAAP because they are non-recurring items (for example, in the case of transaction-related costs and advocacy and other related legal expenses), non-cash expenditures (for example, in the case of amortization of acquired intangible assets, depreciation and amortization, remeasurement of warrant liabilities and stock-based compensation), or non-operating items which are not related to the Company’s underlying business performance (for example, in the case of interest income and expense and litigation, settlement and related costs).

The unaudited table below presents the Company’s Adjusted EBITDA reconciled to its net loss, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended March 31,
(amounts in thousands)	2024	2023
Net loss	$(142,568)	$(397,148)
Adjusted for:
Depreciation and amortization (1)	53,180	48,213
Interest (income) expense, net	(14,418)	(11,140)
Income tax (benefit) provision	(351)	1,368
Stock-based compensation (2)	93,535	117,400
Transaction-related costs (3)	4,908	—
Litigation, settlement, and related costs (4)	9,320	2,563
Advocacy and other related legal expenses (5)	285	—
Loss on remeasurement of warrant liabilities	18,094	17,035
Other non-recurring costs and non-operating (income) costs (6)	405	98
Adjusted EBITDA	$22,390	$(221,611)

(1)The amounts include the amortization of acquired intangible assets of $29.3 million and $29.8 million for the three months ended March 31, 2024 and 2023, respectively.
(2)Reflects stock-based compensation expenses resulting from the issuance of awards under incentive plans.
(3)Includes capital markets advisory, consulting, accounting and legal expenses related to evaluation, negotiation and integration costs incurred in connection with transactions under consideration and pending or completed transactions and offerings, including costs relating to the Jackpocket transaction in 2024.
(4)Primarily includes external legal costs related to litigation and litigation settlement costs deemed unrelated to DraftKings’ core business operations.
(5)Reflects non-recurring and non-ordinary course costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate certain product offerings and are actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and we currently operate
(6)Primarily includes the change in fair value of certain financial assets, as well as the Company’s equity method share of investee’s losses and other costs relating to non-recurring and non-operating items.

The unaudited table below presents the Company’s Adjusted Earnings (Loss) Per Share reconciled to its basic loss per share attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, for the periods indicated:

	Three months ended March 31,
	2024	2023
Basic loss per share attributable to common stockholders	$(0.30)	$(0.87)
Adjusted for:
Amortization of acquired intangible assets	0.06	0.07
Stock-based compensation (1)	0.20	0.26
Transaction-related costs (2)	0.01	—
Litigation, settlement, and related costs (3)	0.02	0.01
Advocacy and other related legal expenses (4)	—	—
Loss on remeasurement of warrant liabilities	0.04	0.04
Other non-recurring costs and non-operating (income) costs (5)	—	—
Adjusted Earnings (Loss) Per Share*	$0.03	$(0.51)
_____________
*    Weighted average number of shares used to calculate basic Adjusted Earnings (Loss) Per Share for the three months ended March 31, 2024 was 474.2 million and for the three months ended March 31, 2023 was 455.1 million; totals may not sum due to rounding.
(1)Reflects stock-based compensation expenses per share resulting from the issuance of awards under incentive plans.

(2)Reflects capital markets advisory, consulting, accounting and legal expenses related to evaluation, negotiation and integration costs incurred in connection with transactions under consideration and pending or completed transactions and offerings, including costs relating to the Jackpocket transaction in 2024.
(3)Primarily reflects external legal costs related to litigation and litigation settlement costs, in each case per share, deemed unrelated to DraftKings’ core business.
(4)Reflects non-recurring and non-ordinary course costs per share relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate certain product offerings and is actively seeking licensure, or similar approval, for those product offerings. This adjustment excludes (i) costs relating to advocacy efforts and other legal expenses in jurisdictions where DraftKings does not operate that are incurred in the ordinary course of business and (ii) costs relating to advocacy efforts and other legal expenses incurred in jurisdictions where related legislation has been passed and DraftKings currently operates.
(5)Primarily includes the change in fair value of certain financial assets, as well as the Company’s equity method share of the investee’s losses and other costs relating to non-recurring and non-operating items, in each case per share.

Information reconciling forward-looking fiscal year 2024 Adjusted EBITDA and Adjusted EBITDA Flow-through Percentage guidance to their most directly comparable GAAP financial measures is unavailable to DraftKings without unreasonable effort due to, among other things, certain items required for such reconciliations being outside of DraftKings’ control and/or not being able to be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. DraftKings provides a range for its Adjusted EBITDA and Adjusted EBITDA Flow-through Percentage forecasts that it believes will be achieved; however, the Company cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA and Adjusted EBITDA Flow-through Percentage calculations. DraftKings provides a forecast for Adjusted EBITDA and Adjusted EBITDA Flow-through Percentage because it believes that Adjusted EBITDA and Adjusted EBITDA Flow-through Percentage, when viewed with DraftKings’ results calculated in accordance with GAAP, provide useful information for the reasons noted above. However, Adjusted EBITDA and Adjusted EBITDA Flow-through Percentage are not measures of financial performance or liquidity under GAAP and, accordingly, should not be considered as alternatives to net income (loss) or cash flow from operating activities or as indicators of operating performance or liquidity.

About DraftKings

DraftKings Inc. is a digital sports entertainment and gaming company created to be the Ultimate Host and fuel the competitive spirit of sports fans with products that range across daily fantasy, regulated gaming and digital media. Headquartered in Boston and launched in 2012 by Jason Robins, Matt Kalish and Paul Liberman, DraftKings is the only U.S.-based vertically integrated sports betting operator. DraftKings’ mission is to make life more exciting by responsibly creating the world’s favorite real-money games and betting experiences. DraftKings Sportsbook is live with mobile and/or retail sports betting operations pursuant to regulations in 27 states and in Ontario, Canada. The Company operates iGaming pursuant to regulations in five states and in Ontario, Canada under its DraftKings brand and pursuant to regulations in three states under its Golden Nugget Online Gaming brand. DraftKings’ daily fantasy sports product is available in 44 states, certain Canadian provinces, and the United Kingdom. DraftKings is both an official daily fantasy and sports betting partner of the NFL, NHL, PGA TOUR, and UFC, as well as an official daily fantasy partner of NASCAR, an official sports betting partner of the NBA and an authorized gaming operator of MLB. In addition, DraftKings owns and operates both DraftKings Network and Vegas Sports Information Network (VSiN), to provide a multi-platform content ecosystem with original programming. DraftKings is committed to being a responsible steward of this new era in real-money gaming with a Company-wide focus on responsible gaming and corporate social responsibility.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including statements about the Company and its industry that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release, including statements regarding guidance, DraftKings’ future results of operations or financial condition, strategic plans and focus, user growth and engagement, product initiatives, and the objectives and expectations of management for future operations (including launches in new jurisdictions and the expected timing thereof), are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “confident,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “going to,” “intend,” “may,” “plan,” “poised,” “potential,” “predict,” “project,” “propose,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. DraftKings cautions you that the foregoing may not include all of the forward-looking statements made in this press release.

You should not rely on forward-looking statements as predictions of future events. DraftKings has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends, including the current macroeconomic environment, that it believes may affect its business, financial condition, results of operations, and prospects. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside DraftKings’ control and that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, but are not limited to, DraftKings’ ability to manage growth; DraftKings’ ability to execute its business plan and meet its projections; potential litigation involving DraftKings; changes in applicable laws or regulations, particularly with respect to gaming; general economic and market conditions impacting demand for DraftKings’ products and services; economic and market conditions in the media, entertainment, gaming, and software industries in the markets in which DraftKings operates; market and global conditions and economic factors, as well as the potential impact of general economic conditions, including inflation, rising interest rates and instability in the banking system, on DraftKings’ liquidity, operations and personnel, as well as the risks, uncertainties, and other factors described in “Risk Factors” in DraftKings’ filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s website at www.sec.gov. Additional information will be made available in other filings that DraftKings makes from time to time with the SEC. The forward-looking statements contained herein are based on management’s current expectations and beliefs and speak only as of the date hereof, and DraftKings makes no commitment to update or publicly release any revisions to forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations, except as required by law.

Contacts

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